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EXHIBIT 3.1(i)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

        It is hereby certified that:

          1.    The name of the corporation (hereinafter called the "corporation") is Occidental Petroleum Corporation

          2.    The registered office of the corporation within the State of Delaware is hereby changed to 1209 Orange Street, City of Wilmington 19801, County of New Castle.

          3.    The registered agent of the corporation within the State of Delaware is hereby changed to The Corporation Trust Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4.    The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

        Signed on the 6 July, 2001

S.P. Parise
S. P. Parise, Assistant Secretary

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  EXHIBIT 3.1(i)
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT